                         BROOKS FIBER PROPERTIES, INC.
                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)











January  , 1997

                         BROOKS FIBER PROPERTIES, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                             _______________________

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)
                             _______________________

                                                                January __, 1997

Goldman, Sachs & Co.,
Salomon Brothers Inc,
Lehman Brothers Inc.
Deutsche Morgan Grenfell Inc.
     As representatives ("U.S. Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _________ shares of Voting Common Stock (par value $0.01 per share) ("Stock") of the Company and the Company proposes, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to _________ additional shares of Stock. The aggregate of _________ shares to be sold by the Selling Stockholders is herein called the "Firm Shares," and the aggregate of _______ additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares". All references to "Firm Shares," "Optional Shares" and "Shares" shall include the associated Preferred Stock Purchase Rights ("Rights").

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of up to a total of _________ shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and Salomon Brothers International Limited are acting as lead managers (the "International Representatives"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby


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expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for the front cover page, inside front cover page, back cover page, and the text under the caption "Underwriting" and for the addition of a section captioned "Certain United States Federal Tax Consequences to Non-U.S. Stockholders". Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

           (i) A registration statement on Form S-1 (File No. 333-16495) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission") for the registration under Securities Act of 1933, as amended (the "Act"), of the Shares and the associated Rights; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document (other than (i) the pre-effective amendments thereto and (ii) a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act which became effective upon filing) with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
      Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

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           (ii)  No order preventing or suspending the use of any Preliminary
      Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

           (iii) The Registration Statement complies and will as of each Time of Delivery comply, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply as of the applicable effective or other applicable date and as of each Time of Delivery, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement and any further amendments or supplements thereto do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto do not and will not, as of the applicable date as to the Prospectus and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

           (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries or any change in total consolidated debt (in excess of $2,000,000) or decrease in total consolidated assets (in excess of $5,000,000) or working capital (in excess of $25,000,000) of the Company and its subsidiaries or any material adverse change, or any development that may be reasonably expected to result in a material adverse change, in or affecting the general affairs, management, Company and its subsidiaries on a consolidated basis, otherwise than


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      in each case as set forth or contemplated in the Prospectus (including the pro forma and, in the case of capital stock, as adjusted financial information contained therein);

           (v) The Company and its subsidiaries own no real property other than a 23 acre parcel of land in Town & Country, Missouri, on which it is constructing its new corporate headquarters and a 42,000 square foot office building in Grand Rapids, Michigan and, to the best of the Company's knowledge, have good and marketable title in fee simple to such property; the Company and its subsidiaries have good and marketable title to all material items of personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases enforceable by the Company and its subsidiaries with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

           (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Missouri and California, the only jurisdictions in which its ownership or leasing of properties or its conduct of any business requires such qualification; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

           (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description of the capital stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as set forth in the Prospectus in respect of minority interests described therein) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

           (viii) The Optional Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, if and when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Prospectus;

           (ix) The issue and sale of the Optional Shares to be sold by the Company hereunder and under the International Underwriting Agreement and the compliance by


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      the Company with all of the provisions of this Agreement and the
      International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Optional Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

           (x) Neither the Company nor any of its subsidiaries is in violation of its Restated Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that individually or in the aggregate would not have a material adverse effect on (i) the general affairs, management, financial position, stockholders' equity or results of operation of the Company and its subsidiaries or (ii) the rights of any holder of Shares;

           (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Prospectus Summary -- Recent Developments", "Risk Factors", "Business of the Company" and "Regulatory Overview", insofar as they purport to describe the provisions of the laws, legal proceedings, and documents referred to therein, are accurate and fair summaries of such terms and provisions, respectively, and are complete in all material respects;

           (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

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


           (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

           (xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

           (xv) KPMG Peat Marwick LLP, who have certified the consolidated financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

           (xvi) No holder of any security of the Company (other than the Selling Stockholders with respect to the Shares being sold pursuant to this Agreement and the International Underwriting Agreement) has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement other than any such right that has been waived either expressly or through the failure to exercise such right in a timely manner;

           (xvii) Except as set forth in or contemplated by the Prospectus with respect to systems under development and the systems acquired from City Signal, Inc. on January 31, 1996, each of the Company and its subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries. All such Authorizations are in full force and effect with respect to the Company and its subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Prospectus, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and

           (xviii) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will

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

      cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

        (b) Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

             (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, have been obtained; provided, however that such Selling Stockholder makes no representation or warranty hereunder with respect to securities or Blue Sky laws of any state or other jurisdiction; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement;

           (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

           (iii) Such Selling Stockholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

           (iv) Each Selling Stockholder listed on Exhibit I hereto has executed and delivered to the U.S. representatives a letter in the form of Annex III hereto;




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




           (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

           (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

           (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

           (viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Boatmen's Trust Company, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Stockholders as provided in
      Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

           (ix) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement, of the International Underwriting Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        (c) Each of the Selling Stockholders and the Company agree that the provisions contained in Section 8 of the Amended and Restated Registration Rights Agreement dated as of June 15, 1995 between the Company and certain stockholders of the Company shall remain in full force and effect insofar as they relate to any indemnification or contribution as between the Company, on the one hand, and the Selling Stockholders, on the other hand.

     2. Subject to the terms and conditions herein set forth, including Section 9(b) of this Agreement, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $_____, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.



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


     The Company hereby grants to the Underwriters the right to purchase at their election up to _______ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised not more than once and only by written notice from Goldman, Sachs & Co. to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior written notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same day funds, payable to the order of the Company and the Custodian on behalf of each of the Selling Stockholders, as their respective interests may appear. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on January __, 1997 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares pursuant to Section 2 hereof, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:30 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this

Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Underwriters:

        (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you in writing promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale, and the Rights for issuance, under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required by the Underwriters to qualify as a foreign corporation or a securities dealer, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;


        (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e) The Company has agreed that, for a period of 90 days after the date of the Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any shares of Stock or any securities which are convertible or exchangeable into Stock without the prior written consent of the designated representative of the Underwriters, except for shares of Stock (i) offered or sold in connection with the concurrent U.S. and International Offerings, (ii) issued pursuant to any employee stock plan in effect on the date of the Prospectus or (iii) issued upon exercise of warrants outstanding on the date of the Prospectus;

        (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (g) During a period of five years from the effective date of the Registration Statement, to furnish to the U.S. Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the U.S. Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the U.S. Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

        (h) To use its best efforts to list for quotation the Shares on the Nasdaq Market ("NASDAQ");

        (i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. (a) The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) fees and disbursements of Bryan Cave representing all Selling Stockholders who have requested Bryan Cave to represent them; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder covenants and agrees that it will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section or which the Company is not expressly obligated to pay under the Amended and Restated Registration Rights Agreement, including (i) any fees and expenses of counsel for such Selling Stockholder except as otherwise provided for in clause (a)(viii) above,
(ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder and under the International Underwriting Agreement. In connection with Clause (b) (iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iv) and (vii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;


        (c) Bryan Cave LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

           (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in the Prospectus under the caption "Description of Capital Stock";

           (iii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, provided that with respect to subsidiaries incorporated under the laws of the State of Michigan or Nevada, such counsel need only state that each such subsidiary is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned of record by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge noted on the stock records of such subsidiary (except for pledges securing the indebtedness described in the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

           (iv) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company;


           (v) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (such counsel shall be entitled to state that it is expressing no opinion with respect to state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters);

           (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

           (vii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the Rights are accurate summaries of such terms in all material respects;

           (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

           (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

      Such counsel shall also state that, during the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel has participated in conferences with your representatives and counsel and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised, and, although (except for the statements referred to in subsection
(vii) of this Section 7(c)) such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus, on the basis of the information that was developed during the course thereof, considered in the light of such counsel's understanding of applicable law and the experience it has gained through its practice thereunder, that such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and any other financial data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     In rendering such opinion, such counsel may state that they express no opinion as to (i) any compliance by the Company and its subsidiaries with any statute, rule, regulation, order or other requirement dealing with the regulation of telecommunications carriers, per se, or with the terms or provisions of any Authorization, as to which such counsel may state that it is their understanding that the U.S. Underwriters and International Underwriters are relying upon the opinions of Gregory J. Christoffel, Esq. and John C. Shapleigh, Esq. being delivered pursuant to this Agreement and the International Agreement and (ii) the laws of any jurisdiction outside the United States;

        (d) Gregory J. Christoffel, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or general affairs of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Missouri and California;

        (e) John C. Shapleigh, Esq., Executive Vice President -- Regulatory and Corporate Development of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) To the best knowledge of such counsel and except as set forth in or contemplated by the Prospectus with respect to systems under development, (a) each of the Company and its subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or general affairs of the Company and its subsidiaries, (b) all such Authorizations are in full force and effect with respect to the Company and its subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

           (ii) To the best knowledge of such counsel, neither the execution and delivery of this Agreement and the International Underwriting Agreement, nor the issuance and sale of the Optional Shares by the Company, nor the consummation by the Company of the transactions contemplated hereby nor compliance with the terms, conditions and provisions hereof by the Company will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization;

           (iii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body dealing with the regulation of telecommunications carriers, per se, is required for the issuance and sale of the Optional Shares as contemplated by this Agreement, the International Underwriting Agreement and the Prospectus or the consummation by the Company of the other transactions contemplated by this Agreement and the International Underwriting Agreement;

           (iv) The issuance and sale of the Shares by the Company pursuant to this Agreement and the International Underwriting Agreement and the compliance by the Company with the provisions of this Agreement and the International Underwriting Agreement and the consummation by the Company of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under or any violation of, or any statute, rule or regulation, or any order known to me, of any court or governmental agency or body dealing with the regulation of telecommunications carriers, per se; and

           (v) The statements set forth in the Prospectus under the captions "Summary -- Recent Developments" and "Regulatory Overview", insofar as they purport to describe certain of the provisions of the laws, legal proceedings and documents referred to therein, are accurate summaries of such provisions in all material respects.


        [(f) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance satisfactory to you, as indicated in Schedule II hereto;]

        (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto; and (ii) BDO Seidman LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form of Annex II hereto;

        (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock of the Company or any of its subsidiaries or any change in total consolidated debt (in excess of $2,000,000), or decrease in total consolidated assets (in excess of $5,000,000) or working capital (in excess of $25,000,000) of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, in each case otherwise than as set forth or contemplated in the Prospectus (including the pro forma and, in the case of capital stock, as adjusted financial information contained therein), the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (i) On or after the date hereof (i) no downgrading shall have occurred in the rating, if any, accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating, if any, of any of the Company's debt securities;


        (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (k) The Shares to be sold by the Company and the Selling Stockholders at such Time of Delivery shall have been duly approved for quotation on NASDAQ, subject to notice of issuance;

        (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the stockholders of the Company, listed on Exhibit I hereto in the form of Annex III hereto;

        (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the business day next succeeding the date of this Agreement; and

     (n) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Goldman, Sachs & Co. expressly for use therein.

        (b) Each of the Selling Stockholders will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Stockholder pursuant to this subsection 8(b) shall not exceed the product of the number of Shares sold by such Selling

Stockholder and the initial public offering price (less underwriting discount) of the Shares as set forth in the Prospectus.

        (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party be liable for the fees and expenses of more than one firm or counsel (except to the extent that local counsel, in addition to such firm or counsel, is required for effective representation) to represent all indemnified parties with respect to a single action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations, which firm or counsel shall be designated in writing by Goldman, Sachs & Co., on behalf of any Underwriters and controlling persons, and by the Company, on behalf of itself and any of its officers, directors or controlling persons and on behalf of any Selling Stockholders.

        (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company in connection with the Shares sold by the Company and received by each Selling Stockholder in connection with the Shares sold by such Selling Stockholder, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the product of the number of Shares sold by such Selling Stockholder and the initial public offering price (less underwriting discount) of the Shares as set forth in the Prospectus exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Selling Stockholders' obligations in this subsection (e) are several, not joint.

        (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares), then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and any Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and each of the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the Attorneys-in-Fact for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address has been supplied to the Company or the Selling Stockholders. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and each Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    Brooks Fiber Properties, Inc.



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    EACH OF THE SELLING STOCKHOLDERS
                                    NAMED IN SCHEDULE II TO THIS AGREEMENT



                                    By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    As Attorney-in-Fact acting on behalf of
                                    each of the Selling Stockholders named in
                                    Schedule II to this Agreement.

Accepted as of the date hereof
at New York, New York


Goldman, Sachs & Co.
Salomon Brothers Inc
Lehman Brothers Inc.
Deutsche Morgan Grenfell Inc.



By:
   ----------------------------
     (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                          NUMBER OF OPTIONAL
                                                             SHARES TO BE
                                         TOTAL NUMBER OF     PURCHASED IF
                                           FIRM SHARES      MAXIMUM OPTION
      UNDERWRITER                        TO BE PURCHASED      EXERCISED
------------------------                 ---------------  ------------------
Goldman, Sachs & Co....................
Salomon Brothers Inc...................
Lehman Brothers Inc....................
Deutsche Morgan Grenfell Inc...........

  Total................................    5,379,983            806,998

                                  SCHEDULE II

                                                                               Number of
                                                                            Optional Shares
                                                         Total Number of     to be Sold if
                                                          Firm Shares       Maximum Option
                                                          to be Sold          Exercised
                                                         --------------      ----------------
The Company  . . . . . . . . . . . . . . . . . . . . . . .       N/A                806,998
The Selling Stockholders(a): . . . . . . . . . . . . . . .     5,379,983              N/A
   The Centennial Funds  . . . . . . . . . . . . . . . . .                            N/A
   Media Communications Partners II Limited  . . . . . . .                            N/A
   Providence Media Partners, L.P. . . . . . . . . . . . .                            N/A
   Robert A. Brooks  . . . . . . . . . . . . . . . . . . .                            N/A
   James C. Allen  . . . . . . . . . . . . . . . . . . . .                            N/A
   D. Craig Young  . . . . . . . . . . . . . . . . . . . .                            N/A
   The AB III, LLC . . . . . . . . . . . . . . . . . . . .                            N/A
   ABS Employees Venture Fund Limited Partnership  . . . .                            N/A
   Alex Brown & Sons Incorporated  . . . . . . . . . . . .                            N/A
   Amberbrook LLC  . . . . . . . . . . . . . . . . . . . .                            N/A
   Reiko Anderson  . . . . . . . . . . . . . . . . . . . .                            N/A
   Franklin Antonio  . . . . . . . . . . . . . . . . . . .                            N/A
   Susan E. Arndt  . . . . . . . . . . . . . . . . . . . .                            N/A
   Jesse and Lillian Beim Revocable Trust
    Dated 1/11/89 (Jesse and Lillian Beim Trustees)  . . .                            N/A
   Boston Capital Ventures III Limited Partnership . . . .                            N/A
   James A. Brasunas . . . . . . . . . . . . . . . . . . .                            N/A
   Taylor R. Briggs  . . . . . . . . . . . . . . . . . . .                            N/A
   John K. Brooks  . . . . . . . . . . . . . . . . . . . .                            N/A
   Matthew Q. Brooks Gift Trust -- 1996  . . . . . . . . .                            N/A
   Richard E.T. Brooks (IRA) . . . . . . . . . . . . . . .                            N/A
   Richard E.T. Brooks Jr. Irrevocable Trust -- 1983 . . .                            N/A
   Tracy A. Brooks Irrevocable Trust -- 1983 . . . . . . .                            N/A
   The Brooks Family Trust . . . . . . . . . . . . . . . .                            N/A
   Brooks GST Trust  . . . . . . . . . . . . . . . . . . .                            N/A
   Chestnut Street Partners, Inc.  . . . . . . . . . . . .                            N/A
   Chisholm Partners II, L.P.  . . . . . . . . . . . . . .                            N/A
   Frank M. Drendel  . . . . . . . . . . . . . . . . . . .                            N/A
   EOS Partners, SBIC, L.P.  . . . . . . . . . . . . . . .                            N/A
   Equity-Linked Investors, L.P. . . . . . . . . . . . . .                            N/A
   Equity-Linked Investors - II  . . . . . . . . . . . . .                            N/A
   FG - BRKS . . . . . . . . . . . . . . . . . . . . . . .                            N/A
   Fiber Fund  . . . . . . . . . . . . . . . . . . . . . .                            N/A
   Fleet Equity Partners V, L.P. . . . . . . . . . . . . .                            N/A
   Fleet Growth Resources, Inc.  . . . . . . . . . . . . .                            N/A
   Fleet Venture Resources, Inc. . . . . . . . . . . . . .                            N/A
   Gilde Investment Fund B.V.  . . . . . . . . . . . . . .                            N/A
   Thomas F. Gillett . . . . . . . . . . . . . . . . . . .                            N/A
   The Goldman Sachs Group, L.P. . . . . . . . . . . . . .                            N/A
   GPA VIE . . . . . . . . . . . . . . . . . . . . . . . .                            N/A
   HCC Investments, Inc. . . . . . . . . . . . . . . . . .                            N/A
   U/A/T Dated August 28, 1968 for Audrey
    Hilliard Hillman (C.G. Grefenstette and Thomas G.
    Bigley, Trustees)  . . . . . . . . . . . . . . . . . .                            N/A
   Henry L. Hillman Trust U/A Dated November 18, 1985
    (Henry L. Hillman, Elsie Hilliard Hillman and C.G.
     Grefenstette, Trustees  . . . . . . . . . . . . . . .                            N/A
   U/A/T Dated August 28, 1968 for Henry Lea Hillman, Jr.
    (C.G. Grefenstette and Thomas G. Bigley, Trustees) . .
   U/A/T Dated August 28, 1969 for Juliet Lea Hillman                                 N/A
    (C.G. Grefenstette and Thomas G. Bigley, Trustees) . .                            N/A
   U/A/T Dated August 28, 1968 for William Talbot Hillman
    (C.G. Grefenstette and Thomas G. Bigley, Trustees) . .                            N/A
   Kane & Co., nominee for SMALL CAP World Fund, Inc.  . .                            N/A
   Lahey Hitchcock Clinic Foundation . . . . . . . . . . .                            N/A
   Lipitz Family Foundation  . . . . . . . . . . . . . . .                            N/A
   Richard W. Loftus . . . . . . . . . . . . . . . . . . .                            N/A
   Robert E. McIlvane  . . . . . . . . . . . . . . . . . .                            N/A
   Media/Communications Investors Limited Partnership  . .                            N/A
   Jim A. Moffit . . . . . . . . . . . . . . . . . . . . .                            N/A
   Morgan Holland Fund II, L.P.  . . . . . . . . . . . . .                            N/A
   James Morrison IRA  . . . . . . . . . . . . . . . . . .                            N/A
   Osiris Investments Ltd. Partnership . . . . . . . . . .                            N/A
   Quince Associates, L.P. . . . . . . . . . . . . . . . .                            N/A
   Rainbow Trading Partners, Ltd.  . . . . . . . . . . . .                            N/A
   Rainbow Trading Systems, Inc. . . . . . . . . . . . . .                            N/A
   Rainbow Venture . . . . . . . . . . . . . . . . . . . .                            N/A
   John K. Reinke (Rollover IRA) . . . . . . . . . . . . .                            N/A
   Mary L. Staudenmaier (IRA)  . . . . . . . . . . . . . .                            N/A
   Strauch/Kulhanjian Family Trust . . . . . . . . . . . .                            N/A
   Von Graffenreid AG, Private Bank  . . . . . . . . . . .                            N/A
   Westminster Telecom Investors, Inc. . . . . . . . . . .                            N/A
   Willou & Co.  . . . . . . . . . . . . . . . . . . . . .                            N/A

          Total   . . . . . . . . . . . . . . .             5,379,983

     (a) Unless otherwise indicated, each Selling Stockholder is represented by Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102-2750, (which will on behalf of such Selling Stockholder deliver an opinion on the form of Annex II-A) and has appointed James C. Allen and David L. Solomon, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                                                         ANNEX I


     Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

        (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

        (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representatives of the Underwriters (the "Representatives")[and are attached hereto];

        (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

        (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;


        (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

        (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the

   Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

            (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause
       (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
   (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                  Annex II
                        [Form of BDO Seidman Letter]

                                                                       ANNEX III





                               LOCK-UP AGREEMENT

                                                                January __, 1997


Goldman, Sachs & Co.
Salomon Brothers Inc
Lehman Brothers Inc.
Deutsche Morgan Grenfell Inc.
  as representatives of the several U.S. Underwriters
  c/o Goldman, Sachs & Co.
  85 Broad Street
  New York, New York 10004

Goldman Sachs International
Salomon Brothers International Limited
Lehman Brothers International (Europe)
Morgan Grenfell & Co., Limited
  as representatives of the several
  International Underwriters
  c/o Goldman Sachs International
  133 Peterborough Court
  London, EC4A 2BB, England

Ladies and Gentlemen:

   The undersigned has been advised that certain stockholders (the "Selling Stockholders") of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), propose to sell shares of the voting common stock, par value $0.01 per share ("Common Stock"), of the Company to a group of U.S. underwriters for whom Goldman, Sachs & Co., Salomon Brothers Inc, Lehman Brothers Inc. and Deutsche Morgan Grenfell Inc. propose to act as representatives (the "U.S. Representatives"), and a group of international underwriters (the U.S. and international underwriters being collectively referred to herein as the "Underwriters") for whom Goldman Sachs International, Salomon Brothers International Limited, Lehman Brothers International (Europe) and Morgan Grenfell & Co., Limited propose to act as representatives (together with the U.S. Representatives, the "Representatives"), pursuant to underwriting agreements to be entered into among the Company, the Selling Stockholders and the Underwriters in such form or forms as the parties thereto may hereafter execute and deliver (the "Underwriting Agreements"). The forms, terms and conditions of these agreements, including the number of shares of Common Stock to be sold in the offerings (the "Shares"), the Underwriters' purchase price

Goldman, Sachs & Co.                                                    -2-



and the initial offering price, as well as the numbers and identities of the Underwriters, are to be determined by the Company, the Selling Stockholders and the Underwriters at a later date, and references herein to the "Underwriting Agreements" mean such documents in the forms in which they will eventually be executed and delivered by the parties thereto.

   The undersigned, to facilitate the marketing of the Shares and in consideration of the Company and the Underwriters entering into the Underwriting Agreements, hereby irrevocably confirms and agrees for the benefit of the Company, the Selling Stockholders and the Underwriters as follows:

   During the period beginning on and including the date of the Prospectus relating to the offering of the Shares (the "Offering Date") and continuing to and including the 180th day after the Offering Date, the undersigned will not, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of any Covered Securities (as defined below) without the prior written consent of Goldman, Sachs & Co. "Covered Securities" means any Common Stock (other than any Shares sold by the undersigned in the offering), any securities which are substantially similar to the Common Stock and any securities convertible into or exchangeable or exercisable for Common Stock or substantially similar securities, which Common Stock and other securities are, on the Offering Date, or become, at any time thereafter, registered in the name of, or beneficially owned or controlled by, the undersigned, provided, however, that the undersigned may transfer any Covered Securities (i) for the purposes of effecting the undersigned's estate planning and charitable bequests and (ii) to any entity or person that controls, is controlled by or is under common control with the undersigned, provided further that, in the case of any transfer pursuant to (i) or (ii), the transferee shall agree to be bound by the provisions of this agreement. The conversion, exercise or exchange of Covered Securities in accordance with their terms shall not be restricted by this agreement, it being understood that any Covered Securities issued in respect of any such conversion, exercise or exchange shall be subject to the provisions of this agreement.

   The agreements set forth herein will terminate on the 180th day after the Offering Date or on the date of termination of the Underwriting Agreements, whichever is sooner. Neither the Company nor any Underwriter makes any

Goldman, Sachs & Co.                                                       -3-



representations as to whether the offerings will be completed.

   This agreement is to be governed by and construed in accordance with the laws of the State of New York. Neither you nor any of the Underwriters is under any obligation with respect to either of the Underwriting Agreements or otherwise with respect to the Common Stock by reason of this agreement.

   IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date of this letter.





                                               By:  ____________________________
                                               Name:
                                               Title:


Acknowledged:



__________________________
  (Goldman, Sachs & Co.)

                                   EXHIBIT I




PRINCIPAL STOCKHOLDERS AND AFFILIATED DIRECTORS

The Centennial Funds
G. Jackson Tankersley, Jr. (Director)

Ronald H. Vander Pol (Director)

Media/Communications Partners II Limited Partnership

Putnam Investment Management, Inc.

Providence Media Partners L.P.
Jonathan M. Nelson (Director)

BROOKS FIBER PROPERTIES, INC. SENIOR OFFICERS


Robert A. Brooks        Chairman, Brooks Fiber Properties, Inc.
James C. Allen          Vice Chairman and Chief Executive Officer, BFP
D. Craig Young          President and Chief Operating Officer, BFP
John C. Shapleigh       Executive Vice President - Regulatory and Corporate
                        Development, BFP

David L. Solomon        Executive Vice President and Chief Financial Officer, BFP
John K. Brooks          Senior Vice President, BFP and President, JB Telecom
Gregory J. Christoffel  Senior Vice President and General Counsel, BFP
Marilou Crum            Senior Vice President, Marketing and Carrier/Resale Sales, BFP


Jim A. Moffit           Senior Vice President and Managing Director, GLA International
Mark W. Senda           Senior Vice President - Operations, BFP
Wayman R. Tipton        Senior Vice President - Corporate Communications and
                        Strategic Development, BFP
Gerald J. Howe          Vice President - Finance, BFP, and Senior Vice President and
                        Chief Financial Officer - JB Telecom, Inc.



                                      6